Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES THIRD QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, October 20, 2009   .   ..   .   .   ..   .   .   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   . Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the third quarter 2009 of $19.2 million, or $0.51 per share, compared to net income for the third quarter 2008 of $16.6 million, or $0.44 per share.  Net income for the nine months ended September 30, 2009 was $23.6 million, or $0.62 per share, compared to net income for the nine months ended September 30, 2008 of $86.9 million, or $2.32 per share.

Net income includes net realized gains on investments after tax of $13.4 million and $17.0 million ($0.35 per share and $0.45 per share) for the three and nine months ended September 30, 2009, respectively, compared to net realized losses on investments after tax of $5.8 million and $4.4 million ($0.15 per share and $0.12 per share) for the corresponding periods of 2008.

Net investment income before tax was $20.5 million and $68.1 million for the three and nine months ended September 30, 2009, respectively, compared to $22.9 million and $68.4 million for the corresponding periods of 2008.  The annualized pre-tax yield on our investment portfolio for the three and nine months ended September 30, 2009 was 4.3% and 4.8%, respectively, compared to approximately 4.5% for both the corresponding periods of 2008.

The market value of our available-for-sale investment portfolio improved 2% during the third quarter 2009 to an unrealized gain before tax of $55.6 million at September 30, 2009, compared to an unrealized gain of $10.2 million at June 30, 2009 and an unrealized loss before tax of $77.3 million at December 31, 2008.

Workers’ compensation underwriting loss before tax was $8.5 million and $49.4 million for the three and nine months ended September 30, 2009, respectively, compared to underwriting income before tax of $15.3 million and $81.8 million for the corresponding periods of 2008.  The workers’ compensation combined ratio improved to 107.4% in the third quarter 2009 compared to 115.1% in the second quarter 2009, primarily as a result of a net reduction in policyholders’ dividends for prior years.

Stockholders’ equity per share at September 30, 2009, June 30, 2009, March 31, 2009 and December 31, 2008 was $28.93, $28.11, $26.82 and $27.42, respectively.  Stockholders’ equity per share before stockholder dividends increased by 11% from December 31, 2008 to September 30, 2009.  The reduction in our stockholders’ equity per share from its all time high of $29.58 as of March 31, 2008 to $28.93 at September 30, 2009 is less than the $3.40 dividends paid to stockholders during this period.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “Book value per share plus stockholder dividends increased approximately 5% in the third quarter 2009 primarily because of the improvement in the market value of our investments.  When the economy improves, we are optimistic that our excellent financial condition will provide the basis upon which we can find opportunities to grow our business.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to the following: 1) volatility in the financial markets, including the duration of the recent crisis and the effectiveness of governmental solutions; 2) economic recession; 3) competition; 4) decreased payroll levels of our customers; 5) medical cost trends; 6) regulatory restrictions on investments; 7) changes in state and federal legislation and regulation; 8) changes in interest rates causing fluctuations of investment income and fair values of investments; 9) changes in the frequency and severity of claims and catastrophes; 10) adequacy of loss reserves; 11) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; 12) losses associated with any terrorist attacks that impact our workers’ compensation business for amounts not covered by our reinsurance protection; 13) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and 14) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2009	2008	2009	2008

TOTAL REVENUES	$156,888	$166,952	$444,578	$528,072

SELECTED INCOME DATA:
Net investment income after tax	$13,633	$15,475	$45,769	$46,315
Net realized gains (losses) on investments after tax (1)	13,419	(5,774)	17,005	(4,352)
Income from investments segment after tax	27,052	9,701	62,774	41,963

Net income	$19,200	$16,600	$23,600	$86,900

NET INCOME PER COMMON SHARE (1):
Basic	$0.51	$0.45	$0.62	$2.34
Diluted	0.51	0.44	0.62	2.32

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.50	$0.50	$1.50	$1.50

STOCKHOLDERS’ EQUITY (as of September 30, 2009 and 2008):
Stockholders’ equity			$1,081,207	$1,044,555
Stockholders’ equity per common share (2)			28.93	28.04

NUMBER OF COMMON SHARES:
Outstanding (as of September 30, 2009 and 2008)			37,367	37,254
Weighted average for the period – basic	37,353	37,248	37,342	37,190
Weighted average for the period – diluted	37,353	37,424	37,342	37,387

(1)

Net realized gains on investments after tax were $0.35 per share and $0.45 per share for the three and nine months ended September 30, 2009, respectively, compared to net realized losses on investments after tax of $0.15 per share and $0.12 per share for the corresponding periods of 2008. There were no other-than-temporary impairments recorded during the three months ended September 30, 2009. Net realized gains on investments for the nine months ended September 30, 2009 are net of other-than-temporary impairments of $12.4 million after tax, or $0.33 per share. Net realized losses on investments for the three and nine months ended September 30, 2008 include other-than-temporary impairments of $9.9 million after tax, or $0.27 per share and $15.5 million after tax, or $0.41 per share, respectively.

(2)

Stockholders’ equity at September 30, 2009 includes net unrealized gains on our investment portfolio, after deferred tax, of $0.97 per share compared to net unrealized losses of $1.43 per share at September 30, 2008.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2009	2008	2009	2008

TOTAL REVENUES:
Net premiums earned	$115,702	$152,962	$350,308	$466,362
Net investment income	20,541	22,873	68,108	68,405
Net realized gains (losses) on investments (1)	20,645	(8,883)	26,162	(6,695)
	$156,888	$166,952	$444,578	$528,072
RESULTS OF OPERATIONS (2):
Investments segment:
Net investment income	$20,541	$22,873	$68,108	$68,405
Net realized gains (losses) on investments (1)	20,645	(8,883)	26,162	(6,695)
	41,186	13,990	94,270	61,710
Workers’ compensation segment (3)	(8,526)	15,268	(49,366)	81,767
Reinsurance segment (4)	87	(94)	(42)	(107)
Parent (5)	(3,108)	(3,086)	(9,162)	(9,145)

Income before tax	29,639	26,078	35,700	134,225
Income tax expense	10,439	9,478	12,100	47,325

NET INCOME	$19,200	$16,600	$23,600	$86,900

(1)

There were no other-than-temporary impairments recorded during the three months ended September 30, 2009. Net realized gains on investments before tax for the nine months ended September 30, 2009 are net of other-than-temporary impairments of $19.1 million. Net realized losses on investments for the three and nine months ended September 30, 2008 include other-than-temporary impairments of $15.3 million and $23.8 million, respectively.

(2)	See Supplemental Financial Information for a description of segment results.

(3)	See Workers’ Compensation Segment in the following tables.

(4)	In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts.

(5)	Includes interest expense before tax of $1.3 million in both of the three months ended September 30, 2009 and 2008 and $3.9 million in both of the nine months ended September 30, 2009 and 2008.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,
(Dollars in thousands)	2009		2008

WORKERS’ COMPENSATION SEGMENT (1):
Gross premiums written:
California	$70,207	59.7%	$86,750	56.3%
Outside California	47,487	40.3	67,439	43.7
Total	$117,694	100.0%	$154,189	100.0%

Net premiums written:
California	$68,105	59.9%	$84,119	56.3%
Outside California	45,684	40.1	65,370	43.7
Total	$113,789	100.0%	$149,489	100.0%

Net premiums earned:
California	$68,616	59.3%	$85,990	56.3%
Outside California	47,050	40.7	66,741	43.7
Total	$115,666	100.0%	$152,731	100.0%

Underwriting (loss) income before tax/combined ratio	$(8,526)	107.4%	$15,268	90.0%

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Three Months Ended September 30,
	2009			2008
	Calendar Year	Favorable Prior Period Development	Accident Year	Calendar Year	Favorable (Unfavorable) Prior Period Development	Accident Year
Losses and loss adjustment expenses	69.5%		69.5%	49.1%	15.5%	64.6%
Underwriting and other operating expenses	42.5		42.5	37.2		37.2
Policyholders’ dividends	(4.6)	9.6%	5.0	3.7	(1.6)	2.1
Combined ratio	107.4%	9.6%	117.0%	90.0%	13.9%	103.9%

(1)	See Supplemental Financial Information for a description of segment results, “Premiums Written” and “Combined Ratio.”

The change in the underwriting (loss) income before tax and the combined ratio for the three months ended September 30, 2009 compared to the three months ended September 30, 2008 principally reflects the decline in premiums earned and no prior period loss reserve development recognized in 2009 compared to $23.6 million of favorable development recognized in 2008. Policyholders’ dividends for the three months ended September 30, 2009 reflect an $11.1 million reduction in our estimated Florida policyholders’ dividends for prior accident years, partially offset by a $3.7 million increase in our current estimated California policyholders’ dividends.

Premiums decreased for the three months ended September 30, 2009 compared to the three months ended September 30, 2008 as a result of: 1) fewer policies in-force due to competition in relation to our risk management practices; 2) increased unemployment and declining payrolls for many insureds due to the recession; and 3) net reductions in Florida premium rates year over year, offset in part by California premium rate increases.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands)	2009		2008

WORKERS’ COMPENSATION SEGMENT (1):
Gross premiums written:
California	$209,253	57.7%	$260,989	54.6%
Outside California	153,183	42.3	216,730	45.4
Total	$362,436	100.0%	$477,719	100.0%

Net premiums written:
California	$203,135	57.8%	$253,324	54.7%
Outside California	148,292	42.2	210,007	45.3
Total	$351,427	100.0%	$463,331	100.0%

Net premiums earned:
California	$200,977	57.4%	$254,508	54.7%
Outside California	149,403	42.6	210,816	45.3
Total	$350,380	100.0%	$465,324	100.0%

Underwriting (loss) income before tax/combined ratio	$(49,366)	114.1%	$81,767	82.4%

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

		Nine Months Ended September 30,
		2009			2008
	Calendar Year	Favorable Prior Period Development	Accident Year	Calendar Year	Favorable (Unfavorable) Prior Period Development	Accident Year
Losses and loss adjustment expenses	71.3%		71.3%	41.9%	13.3%	55.2%
Underwriting and other operating expenses	43.2		43.2	36.7		36.7
Policyholders’ dividends	(0.4)	3.2%	2.8	3.8	(1.6)	2.2
Combined ratio	114.1%	3.2%	117.3%	82.4%	11.7%	94.1%

(1)	See Supplemental Financial Information for a description of segment results, “Premiums Written” and “Combined Ratio.”

The change in the underwriting (loss) income before tax and the combined ratio for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008 principally reflects the decline in premiums earned and no prior period loss reserve development recognized in 2009 compared to $61.8 million of favorable development recognized in 2008.  Policyholders’ dividends for the nine months ended September 30, 2009 reflect an $11.1 million reduction in our estimated Florida policyholders’ dividends for prior accident years, partially offset by a $3.7 million increase in our current estimated California policyholders’ dividends.

Premiums decreased for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008 as a result of: 1) fewer policies in-force due to competition in relation to our risk management practices; 2) increased unemployment and declining payrolls for many insureds due to the recession; and 3) net reductions in Florida premium rates year over year, offset in part by California premium rate increases.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT OUR RESULTS

Our business is comprised of the following segments: investments, workers’ compensation and reinsurance.  In September 2005, we exited the assumed reinsurance business.  Results of the investments segment include net investment income and net realized gains or losses on investments.  We do not allocate investment income to other segments.  Income or loss before tax from the workers’ compensation and reinsurance segments is determined by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent loss includes interest expense and the general operating expenses of our parent company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the most comparable GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Net Cash Flow from Insurance Operations

Net cash flow from our workers’ compensation and assumed reinsurance operations are non-GAAP financial measures that represent the following on a pre-tax basis: premiums collected less losses, loss adjustment expenses, underwriting and other operating expenses paid.  The net cash flows from the insurance operations, in addition to investment income received, interest and other expenses paid by our parent company, and income taxes refunded (paid) are included in net cash provided by operating activities, the most comparable GAAP financial measure.  The following table provides a reconciliation of the net cash flow from our workers’ compensation and assumed reinsurance operations to the net cash provided by operating activities shown in the consolidated financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2009	2008	2009	2008

Net cash flow from workers’ compensation operations	$(19,707)	$(2,440)	$(69,130)	$14,577
Net cash flow from assumed reinsurance operations	(1,838)	(2,209)	(5,293)	(11,180)
Investment income received	20,520	22,511	70,228	64,191
Interest and other expenses paid by parent	(3,736)	(3,628)	(10,665)	(10,011)
Income taxes refunded (paid)	18,205	(13,959)	18,200	(56,694)
Net cash provided by operating activities	$13,444	$275	$3,340	$883

In periods in which net cash flow from operating activities is negative, such cash flow is offset by cash flow from investing activities, principally from short-term investments and maturities of longer-term investments.  We maintain a portfolio of invested assets with varying maturities and a substantial amount of short-term investments to provide adequate liquidity.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium, before commission expense, that we expect to receive from our policies.  Net premiums written are premiums we have billed to our policyholders less any reinsurance premiums ceded.  Net premiums earned, a GAAP measure, represent the portion of premiums written that is recognized as earned in the consolidated financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies.  The following table provides a reconciliation of workers’ compensation gross and net premiums written to net premiums earned:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2009	2008	2009	2008

Workers’ compensation:
Gross premiums written	$117,694	$154,189	$362,436	$477,719
Ceded premiums written	(3,905)	(4,700)	(11,009)	(14,388)

Net premiums written	113,789	149,489	351,427	463,331
Change in unearned premiums, net of reinsurance	1,877	3,242	(1,047)	1,993

Net premiums earned	$115,666	$152,731	$350,380	$465,324